Exhibit 10.7

Director Compensation

We pay each non-employee director as follows:

•                  Annual retainer: $20,000

•                  Supplemental annual retainers:

Audit Committee—Chair: $15,000

Other Committee—Chair: $5,000

•                  Meeting fees (Board or Committee):

•                  In person: $3,000/day

•                  Telephonic: $1,000/day for meetings over two hours that involve substantial time and preparation.

•                     Only one daily meeting fee is paid on days when multiple meetings of separate Committees, or Committee(s) and Board are held on same day.